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EXHIBIT 32.1



                           Section 1350 Certifications
       CERTIFICATE OF CHIEF FINANCIAL OFFICER AND CHIEF EXECUTIVE OFFICER
                       Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Clive de Larrabeiti, President, Secretary and Director, who also performs the function of principal financial officer, principal executive officer and principal accounting officer of Mayfair Mining & Minerals, Inc., certify that the Annual Report on Form 10-KSB (the "Report") for the year ended March 31, 2004, filed with the Securities and Exchange Commission on the date hereof:

         (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

         (ii) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Mayfair Mining & Minerals, Inc.

                                By: /s/ Clive de Larrabeiti
                                    --------------------------------------------
                                    Clive de Larrabeiti
                                    President, Secretary, Treasurer and a member
                                    of the Board of Directors (who also performs
                                    the function of principal financial officer,
                                    principal executive officer and principal
                                    accounting officer)

A signed original of this written statement required by Section 906 has been provided to Mayfair Mining & Minerals, Inc. and will be retained by Mayfair Mining & Minerals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.